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                                  EXHIBIT 21

                      SUBSIDIARIES OR HOOPER HOLMES, INC.
                      -----------------------------------

    NAME                    STATE OF INCORPORATION                D/B/A
    ----                    ----------------------                -----
Hooper Holmes
Health Care, Inc.                New Jersey                 Nurse's House Call